Exhibit 99.1

Stewart Information Services to Increase Annual Cash Dividend to $1.00

HOUSTON (February 25, 2015) – Stewart Information Services Corp. (NYSE: STC) (“Stewart”), a leading provider of real estate services, including global residential and commercial title insurance, escrow and settlement services, lender services, underwriting, specialty insurance and other solutions that facilitate successful real estate transactions, today announced that its Board of Directors has approved an increase in the Company’s cash dividend payable to common shareholders from $0.10 per share annually to $1.00 per share to be paid quarterly at a rate of $0.25 per share beginning in the second quarter of this year. The Company’s existing share repurchase authorization will remain in effect and be used opportunistically based on various factors such as the Company’s stock price, operational performance and other relevant criteria.

“Today’s dividend increase highlights the solid progress we have made toward transforming Stewart and reflects our confidence in the Company’s ability to deliver solid cash flow in 2015 and beyond,” said Matthew W. Morris, Chief Executive Officer. “We continue to engage our shareholders regarding our capital return strategy.  Given the continued progress in our business, we are pleased to be in a position to advance a competitive and sustainable dividend policy alongside our share repurchase program. Going forward, we will remain committed to returning meaningful amounts of capital to shareholders on a regular basis while also maintaining our ratings and a capital base that supports the growth in our business.”

The continuation of the quarterly cash dividend is subject to certain factors, including, among others, the ability to obtain excess capital from Stewart’s regulated insurance subsidiary, the performance of the Company’s business, the Company’s ratings and the capital surplus position of the Company.

About Stewart
Stewart Information Services Corp. (NYSE:STC) is a customer-focused, global title insurance and real estate services company offering products and services through our direct operations, network of approved agencies and other companies within the Stewart family. Stewart provides these services to homebuyers and sellers; residential and commercial real estate professionals; mortgage lenders and servicers; title agencies and real estate attorneys; home builders; and United States and county governments. Stewart also provides loan origination and servicing support; loan review services; loss mitigation; REO asset management; collateral valuations; due diligence for capital markets; home and personal insurance services; tax-deferred exchanges; and technology to streamline the real estate process. Stewart offers personalized service, industry expertise and customized solutions for virtually any type of real estate transaction, and is the preferred real estate services provider. More information can be found at http://www.stewart.com/news, subscribe to the Stewart blog at http://blog.stewart.com or follow Stewart on Twitter @stewarttitleco.

Forward-looking statements
Certain statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address our expected future business and financial performance. These statements often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "will," "foresee" or other similar words. Forward-looking statements by their nature are subject to various risks and uncertainties that could cause our actual results to be materially different than those expressed in the forward-looking statements. These risks and uncertainties include, among other things, the tenuous economic conditions; adverse changes in the level of real estate activity; changes in mortgage interest rates, existing and new home sales, and availability of mortgage financing; our ability to respond to and implement technology changes, including the completion of the implementation of our enterprise systems; the impact of unanticipated title losses or the need to strengthen our policy loss reserves; any effect of title losses on our cash flows and financial condition; the impact of vetting our agency operations for quality and profitability; changes to the participants in the secondary mortgage market and the rate of refinancing that affects the demand for title insurance products; regulatory non-compliance, fraud or defalcations by our title insurance agencies or employees; our ability to timely and cost-effectively respond to significant industry changes and introduce new products and services; the outcome of pending litigation; the impact of changes in governmental and insurance regulations, including any future reductions in the pricing of title insurance products and services; our dependence on our operating subsidiaries as a source of cash flow; the continued realization of expense savings from our cost management program; our ability to successfully integrate acquired businesses; our ability to access the equity and debt financing markets when and if needed; our ability to grow our international operations; and our ability to respond to the actions of our competitors. These risks and uncertainties, as well as others, are discussed in more detail in our documents filed with the Securities and Exchange Commission, including the Form 10-K, our quarterly reports on Form 10-Q, and our Current Reports on Form 8-K. We expressly disclaim any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

Trademarks are the property of their respective owners.

Contact:
Stewart Information Services Corp.
John Arcidiacono, 713-625-8019
Chief Marketing Officer
jarcidia@stewart.com
Nat Otis, 713-625-8360
Director-Investor Relations
nat.otis@stewart.com

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